UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): January 5, 2005

HearUSA, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11655	22-2748248

(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1250 Northpoint Parkway
West Palm Beach, Florida	33407

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 478-8770

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On January 5, 2005, HearUSA, Inc. (the “Company”) issued a press release relating to certain financial results for the quarter ended December 25, 2004. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

On January 5, 2005, the Company will host a conference call relating to revenue for December 2004, revenue for the quarter ended December 25, 2004 and certain financial projections for revenues for the 2005 fiscal year. A copy of the conference call script is furnished with this Form 8-K as Exhibit 99.2.

The attached script contains forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995, including those concerning the Company’s expectations that 2005 fiscal year revenues will exceed $80 million; that 2005 will be the Company’s first profitable year; that the Company’s revenues will continue to grow; that the sources of revenue growth will be contracted healthcare providers, continued consumer marketing, strategic acquisitions and additional healthcare provider contracts; that growth in the membership of contracted healthcare providers will provide the largest percentage growth over the next 12-18 months; that self-pay patient revenue will grow more slowly than contracted membership; and that strategic acquisitions will continue to be reviewed. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include such factors as market demand for the Company’s goods and services; changes to the Company’s run rate; success of new and expanded healthcare provider contracts; effects of the Medicare Prescription Drug Improvement and Modernization Act; changes in the pricing environment; general economic conditions in those geographic regions where the Company’s centers are located; the impact of competitive products; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the 2003 fiscal year.

Item 7.01. Regulation FD Disclosure

The information included in Item 2.02 regarding the conference call is incorporated by reference into this Item 7.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc.
(Registrant)

Date: January 5, 2005	By: /s/ Stephen J. Hansbrough___
Name: Stephen J. Hansbrough
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued January 5, 2005.

99.2	January 5, 2005 conference call script.